Exhibit 10.5

2020 STOCK INCENTIVE PLAN

OF

VERTIV HOLDINGS CO

AND ITS AFFILIATES

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Purpose. The purpose of this 2020 Stock Incentive Plan of Vertiv Holdings Co and its Affiliates (the “Plan”) is to enable the Company to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (a) providing incentives and rewards to certain Employees who are in a position to contribute materially to the success and long-term objectives of the Company, (b) aiding in the recruitment and retention of Employees of exceptional ability, (c) providing Employees an opportunity to acquire or expand equity interests in the Company, and (d) promoting the growth and success of the Company’s business by aligning the financial interests of Employees with that of the other stockholders of the Company. Towards these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards, and Cash-Based Awards.

1.2 Effective Date; Stockholder Approval. The Plan is effective as of February 7, 2020 (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms have the following meanings:

2.1 “1933 Act” means the Securities Act of 1933, as amended.

2.2 “Affiliate” means (a) any subsidiary of the Company of which at least 50 percent of the aggregate outstanding voting common stock or capital stock is owned directly or indirectly by the Company, (b) any other parent of a subsidiary described in clause (a), or (c) any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate by the Committee in its sole discretion.

2.3 “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

2.4 “Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) “Stock Options” awarded pursuant to Section 4.3; (b) “Stock Appreciation Rights” awarded pursuant to Section 4.3; (c) “Performance Awards” awarded pursuant to Section 4.4; (d) “Restricted Stock Units” awarded pursuant to Section 4.5; (e) “Restricted Stock” awarded pursuant to Section 4.5; and (f) “Other Stock-Based Awards” awarded pursuant to Section 4.6.

2.5 “Award Agreement” means the document issued, either in writing or an electronic medium, to a Participant evidencing the grant of an Award.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means a Performance Award other than a Stock Option, Stock Appreciation Right, Restricted Stock Units, Restricted Stock, or Other Stock-Based Award.

2.8 “Cause” has the meaning set forth in an employment agreement or other similar agreement applicable to the Participant at the relevant Termination of Employment or, if the Participant is not covered under such an agreement, means any of the following: (i) clear evidence of a significant violation of the Company’s Code of Business Conduct; (ii) a fraud committed against Vertiv Holdings Co; (iii) the misappropriation, embezzlement or reckless or willful destruction of Company property; (iv) the willful failure to perform, or gross negligence in the performance of, duties; (v) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); (vi) the knowing falsification of any records or documents of the Company; (vii) a significant breach of any statutory or common law duty of loyalty to the Company; (viii) intentional and improper conduct significantly prejudicial to the business of the Company; (ix) the failure to cooperate fully in a Company investigation or the failure to be fully truthful when providing evidence or testimony in such investigation; or (x) the violation of Company rules and policies that, based on a single occurrence, might not meet the significance thresholds of (i), (vii) or (viii) above, but that shall, for purposes of such significance thresholds, be deemed to constitute a violation thereof in the event any such violation occurs more than once. Cause shall be determined by the Committee for Reporting Persons or by the Company for all other Participants, in its sole and absolute discretion.

2.9 “Change in Control” means (a) any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or (b) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (c) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company and its subsidiaries on a consolidated basis that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company and its subsidiaries on a consolidated basis immediately before such acquisition or acquisitions. For purposes of clause (d), “gross fair market value” means the value of the assets of the Company and its subsidiaries on a consolidated basis, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing clauses (a) through (d) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) shall be deemed to be a Change in Control for purposes of this Plan.

2.10 “Code” means the Internal Revenue Code of 1986, as amended.

2.11 “Committee” means the Compensation Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board, which committee or subcommittee is composed solely of two or more persons who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

2.12 “Common Stock” means the common stock of the Company.

2.13 “Corporate Transaction” means any of the following transactions, provided, however that the Committee shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)	the complete liquidation or dissolution of the Company;

(iv)

any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(v)

acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.14 “Company” means Vertiv Holdings Co.

2.15 “Disabled” and “Disability”, with respect to a Participant, have the meanings assigned to such terms under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, mean the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided, that, to the extent an award subject to Section 409A of the Code shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A of the Code.

2.16 “Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

2.17 “Employee” means any individual who performs services as an employee or consultant of the Company or an Affiliate, or a member of the Board or the board of an Affiliate (whether or not the member is an employee). For purposes of this Plan, “Employee” does not include any leased employees.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Exercise Price” means the price of a Share, as fixed by the Committee, that may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

2.20 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)

If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for a Share as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other sources as the Committee deems reliable; or

(iii)

In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in a manner consistent with applicable laws.

2.21 “GAAP” means U.S. generally accepted accounting principles.

2.22 “Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and any related regulations and is designated in the Award Agreement to be an Incentive Stock Option.

2.23 “Non-Employee Director” means any member of the Board, elected or appointed, who is not an Employee of the Company or an Affiliate. An individual who is elected to the Board at an annual meeting of the stockholders of the Company shall be deemed to be a member of the Board as of the date of the meeting.

2.24 “Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

2.25 Other Stock-Based Award” means an Award granted under Section 4.6 and denominated in Shares.

2.26 “Participant” means an Employee who has been granted an Award under the Plan.

2.27 “Performance Award” means an Award granted under Section 4.4 of the Plan, the payment of which is conditioned on the attainment of one or more Performance Measures.

2.28 “Performance Cycle” means, with respect to any Award that vests or is earned based on Performance Measures, a period (or periods) of at least one year, unless otherwise specified by the Committee, over which the level of attainment of performance of a Performance Measure shall be determined.

2.29 “Performance Measure” means, with respect to any Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate during the Performance Cycle. Performance Measures may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension-related expense or income, and/or any pension mark to market adjustment, the determination of which shall be at the discretion of the Committee. In determining attainment of Performance Measures, the Committee may exclude unusual or infrequently occurring items, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, such as changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations, and charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

2.30 “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Committee and its determination shall be final, binding and conclusive.

2.31 “Reporting Person” means an Employee who is subject to the reporting requirements of Section 16(a) the Exchange Act.

2.32 “Restricted Stock” means Shares issued pursuant to Section 4.5 that are subject to any restrictions that the Committee, in its discretion, may impose.

2.33 “Restricted Stock Unit” means a Unit granted under Section 4.5 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

2.34 “Share” means a share of Common Stock.

2.35 “Stock Appreciation Right” means a right granted under Section 4.3 to an amount in cash or Shares equal to any increase in the Fair Market Value of the Shares between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

2.36 “

2.37 “Stock Option” means a right granted under Section 4.3 to purchase from the Company a stated number of Shares at a specified price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

2.38 “Termination of Employment” means the date of cessation of an Employee’s employment or service relationship with the Company and its Affiliates for any reason, with or without Cause, as determined by the Company. Except as otherwise provided in an Award Agreement, (a) termination of employment shall be determined without regard to statutory or contractual notice periods for termination of employment, dismissal, redundancy, and similar events, and (b) if an Employee’s employment is terminated under circumstances that entitle the Employee to severance benefits pursuant to any applicable severance plan of the Company or an Affiliate in which the Employee participates, the Employee’s employment relationship with the Company and its Affiliates shall cease on the day prior to the date that severance benefits become payable under the terms of the applicable severance plan without regard to any delay in payment required by Section 409A of the Code. Notwithstanding the foregoing, (x) if an Affiliate ceases to be an Affiliate while an Award granted to an Employee of that Affiliate is outstanding, the Committee may, in its discretion, deem such Employee to have a Termination of Employment on the date the Affiliate ceases to be an Affiliate or on a later date specified by the Committee; (y) the Committee shall make any determination described in clause (x) before or not more than a reasonable period after the date the Affiliate ceases to be an Affiliate; and (z) each such Employee’s Termination of Employment shall be treated as an involuntary termination not for Cause. For purposes of clarification, any non-qualified deferred compensation (within the meaning of Section 409A of the Code) payable to the Employee upon a Termination of Employment pursuant to the terms and conditions of this Plan shall be paid to the Employee upon a “separation from service”, as determined in accordance with Section 409A of the Code.

2.39 “Unit” means the potential right to acquire one Share pursuant to a Restricted Stock Unit grant.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee.

3.2 Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (a) interpret the Plan; (b) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (c) select Employees to receive Awards under the Plan; (d) determine the form of Awards, the number of Shares subject to each Award, all the terms and conditions of an Award including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options and the terms of Award Agreements; (e) determine whether Awards shall be granted singly, in combination or in tandem; (f) establish and administer Performance Measures in connection with Performance Awards, and certify the level of performance attained with respect to Performance Measures; (g) waive or amend any terms, conditions, restrictions or limitations on an Award, (h) in accordance with Article V, make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan that may be appropriate; (i) provide for the deferred payment of Awards and the extent to which payment shall be credited with Dividend Equivalents; (j) determine whether Awards may be transferable to family members, a family trust, a family partnership or otherwise; (k) establish any provisions that the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (l) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3 Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

3.4 Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to the Chief Executive Officer of the Company or any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish. Only the Committee, however, shall have authority to grant and administer Awards to Reporting Persons and any delegate of the Committee, and to establish and certify Performance Measures.

3.5 Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company, and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

3.6 No Liability. No member of the Committee, nor any person acting as a delegate of the Committee with respect to the Plan, shall be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV

AWARDS

4.1 Eligibility. All Employees are eligible to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2 Form of Awards. Awards shall be in the form determined by the Committee, in its discretion, and shall be evidenced by an Award Agreement. Awards may be granted singly or in combination or in tandem with other Awards.

4.3 Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)

Form. Stock Options granted under the Plan shall, at the discretion of the Committee and as set forth in the Award Agreement, be in the form of Incentive Stock Options, Nonqualified Stock Options, or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each shall be clearly identified, and they shall be deemed to have been granted in separate grants. In no event shall the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Nonqualified Stock Options.

(b)

Exercise Price. The Committee shall set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Exercise Price of Incentive Stock Options, however, shall be equal to or greater than 110 percent of the Fair Market Value of a Share on the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option shall be equal to the Exercise Price of the related Stock Option. The Exercise Price of a Stock Option or Stock Appreciation Right shall be set forth in the Award Agreement.

(c)

Term and Timing of Exercise. Stock Options and Stock Appreciation Rights shall lapse not later than 10 years after the date of grant, as determined by the Committee at the time of grant. Except as otherwise provided in an Award Agreement, each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable in whole or in part, subject to the following conditions:

(i)	The date on which any Award of Stock Options or Stock Appreciation Rights to a Participant may first be exercised shall be set forth in the Award Agreement;

(ii)

A Stock Appreciation Right granted in tandem with a Stock Option shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only to the extent that the related Stock Option is exercisable; and

(iii)

Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant’s will or by operation of law. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(d)

Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Stock certificates shall be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. No portion of the Exercise Price of a Stock Option may be paid from the proceeds of a loan of cash from the Company to the Participant. In addition, unless the Committee determines otherwise, payment of all or a portion of the Exercise Price may be made by:

(i)

Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid; or

(ii)

Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (d)(v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iii)

Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid (provided such withholding has been expressly authorized by the Committee); or

(iv)	Any combination of the methods described in paragraphs (i), (ii), and (iii).

(v)

The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to paragraph (d)(ii) or prohibit withholding pursuant to paragraph (d)(iii).

(e)	Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations, and restrictions:

(i)

Eligibility. Incentive Stock Options may be granted only to Employees of the Company or an Affiliate that is a subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.

(ii)

Timing of Grant. No Incentive Stock Option shall be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

(iii)

Amount of Award. The aggregate Fair Market Value as of the date of grant of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Affiliates shall be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes.

(iv)

Timing of Exercise. If the Committee exercises its discretion in the Award Agreement to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this paragraph (e)(iv), an Employee’s employment relationship shall be treated as continuing intact while the Employee is on military leave, sick leave, or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or an Affiliate is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have ceased on the 91st day of the leave.

(v)

Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan shall be exercisable only by the Participant during the Participant’s lifetime.

(f)

Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments shall be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price for each Share for which a Stock Appreciation Rights was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant shall receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

(g)	Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

(i)	No Dividend Equivalents. The Committee shall not provide for the payment of Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.

(ii)

No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

(iii)

No Additional Deferral Features. The Committee shall not grant Stock Options or Stock Appreciation Rights that have “additional deferral features” as described in Section 409A of the Code, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Section 409A.

4.4 Performance Awards. The Committee may grant Performance Awards to the Employees that the Committee may from time to time select, pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:

(a)	Performance Cycles. Performance Awards shall be awarded in connection with a Performance Cycle determined by the Committee.

(b)

Performance Measures; Targets; Award Criteria. The Committee may, in its discretion, select Performance Measures that measure the level of performance of the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate during the Performance Cycle. The Committee may select Performance Measures for a Performance Cycle any one or combination of the Performance Measures, separately or in relation to each other, or relative to a selected comparator group, as interpreted by the Committee, which (to the extent applicable) shall be determined in accordance with GAAP.

(c)

Form of Payment. Performance Awards may be paid in cash or whole Shares, or a combination of cash and Shares, in the discretion of the Committee, subject to the terms and conditions set forth in the Award Agreement. Payment with respect to any fractional Share shall be determined in accordance with Section 5.5.

4.5 Restricted Stock Units and Restricted Stock. The Committee may grant Restricted Stock Units and Restricted Stock under the Plan to those Employees whom the Committee may from time to time select, pursuant to the terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)

Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to any Employee, which Units are denominated in, payable in, valued, in whole or in part by reference to, or otherwise related to, Shares. The Committee shall determine, in its discretion, the terms and conditions that apply to Restricted Stock Units granted pursuant to this Section 4.5, including whether and how Dividend Equivalents shall be credited with respect to any Award. The terms and conditions of the Restricted Stock Units shall be set forth in the applicable Award Agreement.

(b)

Grant of Restricted Stock. As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted Stock shall be registered in the name of the Participant and held for the Participant by the Company. The Participant shall have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture and, except as otherwise provided in Section 7.1, may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until the restrictions are satisfied or lapse.

(c)

Dividends and Dividend Equivalents. At the discretion of the Committee and as described in the Award Agreement, dividends issued on Shares of Restricted Stock may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Common Stock, to the extent permissible under Section 409A of the Code, the Committee may credit Restricted Stock Units with Dividend Equivalents. Except as otherwise described in the Award Agreement or determined by the Committee, Dividend Equivalents may be withheld and deferred in the Participant’s account subject to a vesting schedule, or used to credit additional Restricted Stock Units that vest on the same schedule as the underlying Restricted Stock Units. The Committee shall determine any terms and conditions on deferral of Dividend Equivalents.

(d)

Vesting and Forfeiture. The Committee may, in its discretion and as set forth in the Award Agreement, impose any restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock that it deems to be appropriate. Except as otherwise provided in an Award Agreement, the Restricted Stock Units, related Dividend Equivalents and Restricted Stock shall be subject to the following restrictions:

(i)

Vesting and Forfeiture. Except for Restricted Stock Units and Restricted Stock granted as Performance Awards and except as provided in subsection 5.1(b), restrictions on Restricted Stock Units and Restricted Stock shall vest in full, at the discretion of the Committee, over a period of not less than three years from the date of grant provided, that this requirement shall not apply to: (i) Restricted Stock Units and Restricted Stock granted to Non-Employee Directors; (ii) Restricted Stock Units and Restricted Stock for which the vesting schedule is accelerated in connection with a Participant’s Termination of Employment; (iii) Restricted Stock Units and Restricted Stock for which the vesting schedule is accelerated in connection with a Corporate Transaction; and (iv) Restricted Stock Units and Restricted Stock of up to 5 million Shares, generally. Subject to Section 5.4, if the restrictions have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Restricted Stock Units or Restricted Stock shall be forfeited by the Participant if the termination is for any reason other than death or Disability.

(ii)

Legend. To enforce any restrictions that the Committee may impose on Restricted Stock, the Committee shall cause a legend referring to the restrictions to be placed on all certificates for Shares of Restricted Stock. When restrictions lapse or are satisfied, a new certificate, without the legend, for the number of Shares with respect to which restrictions have lapsed or been satisfied shall be issued and delivered to the Participant.

(e)

Redemption of Restricted Stock Units. Restricted Stock Units may be redeemed for cash or whole Shares, or a combination of cash and Shares, in the discretion of the Committee, when the restrictions lapse and any other conditions set forth in the Award Agreement have been satisfied provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such redemption shall occur in a manner that complies with Section 409A of the Code. Each Restricted Stock Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vests.

(f)

Deferred Units. To the extent determined by the Committee, Participants may be permitted to request the deferral of payment of vested Restricted Stock Units (including the value of related Dividend Equivalents) to a date later than the payment date specified in the Award Agreement, provided that any such election be made in accordance with Section 409A of the Code. The Committee shall determine any terms and conditions on deferral.

4.6 Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock) to any Employee that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other things, phantom or hypothetical Shares. The Committee shall determine, in its discretion, the terms and conditions that will apply to Other Stock-Based Awards granted pursuant to this Section 4.6, including whether Dividend Equivalents will be credited with respect to any such Award in the event of a payment of dividends on Common Stock. The terms and conditions of Other Stock-Based Awards shall be set forth in the applicable Award Agreement.

4.7 Termination for Cause. If a Participant incurs a Termination of Employment for Cause, then all outstanding Awards shall immediately be cancelled, except as otherwise provided in an Award Agreement.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1 Shares Available. Subject to the provisions of Section 5.3 below, the total aggregate number of Shares issuable under the Plan shall be 33.5 million authorized but unissued Shares or Shares held in the Company’s treasury, of which no more than 33.5 million Shares may be available for grant in the form of Incentive Stock Options. Commencing with the first business day of each calendar year beginning in 2021, the aggregate number of Shares shall be increased by a number equal to the least of (x) 10.5 million Shares, (y) 3 % of the number of Shares outstanding as of the last day of the immediately preceding calendar year, or (z) a lesser number of Shares determined by the Committee.

5.2 Counting Rules.

(a)	The following Shares related to Awards to be issued under this Plan may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

(i)	Shares related to Awards that can only be settled in cash;

(ii)	Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares; and

(iii)

Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or an Affiliate or a combination of the Company or an Affiliate with another company.

(b)

For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of withholding tax obligations, and Shares that are reacquired with cash tendered in payment of the Exercise Price of an Award, shall not be included in or added to the number of Shares available for issuance under the Plan. Upon the settlement of any Stock Appreciation Right issued under the Plan, the gross number of Shares used to determine the settlement value will count against the number of Shares available for issuance under the Plan.

(c)

No Participant who is a Non-Employee Director shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $1.5 million in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes).

5.3 Adjustment Upon Certain Changes.

(a)

Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Employee in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee may, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.

(b)

Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall equitably adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.

(c)

Certain Transactions. Subject to any required action by the stockholders of the Company, in the event any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting of securities or other property (including cash), the Committee shall have the power to equitably adjust or cancel each Award outstanding on the date of such transaction.

(d)

Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to above, the Committee shall make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.

(e)

Performance Awards. In the event of any transaction or event described in this Section 5.3, including without limitation any corporate change referred to in subsection 5.3(d), the Committee shall have the power to make equitable adjustments in any Performance Measure and in other terms of any Performance Award, provided that such adjustment is consistent with the requirements of Section 409A of the Code and the regulations thereunder; and provided further that no such adjustment shall be made following the occurrence of a Change in Control to a Performance Award granted to a Participant without the consent of the Participant.

(f)

No Other Rights or Changes. Except as expressly provided in the Plan, no Employee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award. Except as expressly provided by this Section 5.3, and without limiting the generality of Section 6.1, no change may be made to the terms of an Award granted to a Participant as a result of an event described in this Section 5.3 without the consent of the Participant.

5.4 Change in Control.

(a)

Treatment of Awards Generally. Without limiting the generality of Section 5.3, the provisions of subsections 5.3(c) through (f) shall apply to Awards that remain unvested or unpaid upon a Change in Control, as if such Change in Control constituted an event described therein. For the avoidance of doubt, Awards shall not vest upon or following a Change in Control unless otherwise agreed to in a written individual agreement between the Company and the Participant.

5.5 Fractional Shares. No fractional Shares shall be issued under the Plan. If a Participant acquires or accumulates the right to receive a fractional Share under the Plan, the Participant will receive either cash in lieu of the fractional Share in an amount equal to the Fair Market Value of the fractional Share as of the date of settlement or the next highest whole number of Shares, as set forth in the applicable Award Agreement.

5.6 Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Participant has not had a Termination of Employment prior to such date. Upon the consummation of a Corporate Transaction, such Awards shall be canceled in exchange for the right to receive the consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Corporate Transaction documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Committee may provide, and (ii) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided, that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Corporate Transaction under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Corporate Transaction documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Award at the time of the Corporate Transaction is equal to or less than zero, then such Award may be terminated without payment.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1 Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of stockholders of the Company, except that no revision to the terms of the Plan shall be effective until the amendment is approved by the stockholders of the Company if such approval is required by the rules of the applicable stock exchange or such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan). No amendment of the Plan made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award unless such amendment is necessary to comply with applicable law.

6.2 Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan; provided, that, no Awards shall be granted under this Plan on or after the tenth anniversary of the Effective Date. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any person without consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

ARTICLE VII

GENERAL PROVISIONS

7.1 Nontransferability of Awards. No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except as provided below.

(a)	Any Award may be transferred by will or by the laws of descent or distribution.

(b)

The Committee may provide in the applicable Award Agreement that all or any part of an Award (other than an Incentive Stock Option) may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of donees: a family member; a trust for the benefit of a family member; a limited partnership whose partners are solely family members; or any other legal entity set up for the benefit of family members. For purposes of this subsection 7.1(b), a family member means a Participant and/or the Participant’s spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members.

(c)

Except as otherwise provided in the applicable Award Agreement, any Nonqualified Stock Option or Stock Appreciation Right transferred by a Participant pursuant to subsection 7.1(b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The Participant or the Participant’s estate shall remain liable for any withholding tax that may be imposed by any federal, state or local tax authority, and the transfer of Shares upon exercise of the Award shall be conditioned on the payment of any withholding tax. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to subsection 7.1(b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to subsection 7.1(b). No transfer shall be effective until the Committee consents to the transfer in writing.

(d)

Unless otherwise restricted by Company policy for Reporting Persons, Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered; provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the 1933 Act, or pursuant to an effective registration for resale under the 1933 Act. For purposes of this subsection 7.1(d), “affiliate” shall have the meaning assigned to that term under Rule 144.

(e)	In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

7.2 Withholding of Taxes.

(a)

Stock Options and Stock Appreciation Rights. Subject to Section 7.2(d), as a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations, as calculated at the applicable minimum statutory rate. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in subsection 4.3(d).

(b)

Other Awards Payable in Shares. Subject to Section 7.2(d), the Company shall satisfy a Participant’s tax withholding obligations, calculated at the applicable minimum statutory rate, arising in connection with the release of restrictions on Restricted Stock Units, Restricted Stock, and Other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. The Company may also allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, or postal or express money order or subject to any Company insider trading policy (including blackout periods), and to the extent permitted by the Committee, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee.

(c)	Cash Awards. The Company shall satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

(d)

Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold Shares for taxes up to the maximum statutory rate in a Participant’s applicable jurisdiction with respect to an Award.

7.3 Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement terms and conditions that could result in the forfeiture of all or part of an Award, including but not limited to, terms and conditions that relate to non-competition, non-solicitation of customers and/or employees, confidentiality of Company information, and/or non-disparagement. Notwithstanding anything in this Plan to the contrary, each Participant acknowledges that the Company may be entitled or required by law, Company policy, the requirements of an exchange on which the Shares are listed for trading, or the terms of an Award Agreement, to recoup all or part of the compensation paid to the Participant pursuant to this Plan, and each Participant agrees to comply with any Company request or demand for recoupment.

7.4 Code Section 83(b) Elections. The Company, its Affiliates, and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code shall promptly provide the Committee with a copy of the election form.

7.5 No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, shall not be construed as conferring any legal or other right upon any Employee for the continuation of employment through the end of any vesting period, Performance Cycle, or other period. The Company and its Affiliates expressly reserve the right, which may be exercised at any time and in the Company’s or an Affiliate’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

7.6 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates, and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.

7.7 No Rights as Stockholders. A Participant granted an Award under the Plan shall have no rights as a stockholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

7.8 Indemnification of Committee. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

7.9 No Required Segregation of Assets. Neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.10 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or any Affiliate, except as the employee benefit plan otherwise provides. The adoption of the Plan shall have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate.

7.11 Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Committee may also approve any supplements to the Plan or alternative versions of the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any supplemental or alternative version that (a) increases limitations contained in subsection 4.3(e) and Section 4.7, (b) increases the number of shares available under the Plan, as set forth in Section 5.1; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act.

7.12 Securities Matters.

(a)

The Company shall be under no obligation to effect the registration pursuant to the 1933 Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)

The exercise of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

7.13 Governing Law; Severability. The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

7.14 Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or the Committee hereunder affecting the timing of payment of any Award subject to Section 409A of the Code shall only be as broad as is permitted by Section 409A of the Code and any regulations thereunder. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

7.15 Payments to Specified Employees. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A of the Code), any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her separation from service, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the separation from service, or, if earlier, the date of the Participant’s death.